Exhibit 10.42

Supplementary Agreement on Equity Investment in Jilin Mingyang Datong

Party A: Guangdong Mingyang Wind Power Technology Co., Ltd.

Party B: Jilin Datong Group Co., Ltd.

Party A and Party B have indicated in the Cooperation Agreement for Wind Power Equipment Manufacturing Industry between Guangdong Mingyang Wind Power Technology Co., Ltd. and Jilin Datong Group Co., Ltd. signed on April 27, 2008 that Party A shall cooperate with Party B to set up “Jilin Mingyang Datong Wind Power Technology Co., Ltd.” with a registered capital of RMB 100 million, in which, Party A contributes intangible assets of RMB 60 million and monetary fund of RMB 20 million, and Party B contributes land and monetary fund.

Through friendly negotiations, their contributions to the registered capital of Jilin Mingyang Datong Wind Power Technology Co., Ltd. are adjusted as follows:

I. The registered capital of Jilin Mingyang Datong Wind Power Technology Co., Ltd. shall be RMB 25 million. Party A contributes monetary fund of RMB 20 million, accounting for 80% equity; and Party B contributes land and monetary fund of RMB 20 million, accounting for 20% equity, in which, RMB 5 million is its registered capital and RMB 15 million is capital reserve.

II. Party A contributes monetary fund of RMB 20 million which has been examined and verified by Reanda Certified Public Accountants Co., Ltd Branch of Jilin on May 9, 2008.

III. Party B contributes two lands and monetary fund. The first land covers an area of 28,408.63 square meters, with the Land Certificate Number: GuoYong (2008) No. 220204006645. Its unit price is RMB 160 per square meter, and the amount is RMB 4,545,380.8. And the second land covers an area of 19,511.70 square meters, with the Land Certificate Number: GuoYong (2008) 220204007351. Its price is RMB 3,124,212. So the total amount of the abovementioned two lands is RMB 7,669,592.8, which has been used for handling the Land Certificate in the name of “Jilin Mingyang Datong Wind Power Technology Co., Ltd.” as a part of contribution of Party B. But the residual RMB 12,330,407.2 shall be contributed by Party B within 3 months from the day on which this Agreement is reached.

IV. If Party B can not complete its investment within the specified time, both parties will accordingly adjust the proportion of Party B to the registered capital of Jilin Mingyang Datong Wind Power Technology Co., Ltd. according to the proportion of Party B’s actual capital contribution to the total capital contribution.

V. This Agreement is made in octuplicate, each party holding four copies respectively. Furthermore, this Agreement will come into effect upon the seals of both parties and the signatures of their legal representatives.

Party A: Guangdong Mingyang Wind Power Technology Co., Ltd. (seal)

Legal Representative: (signature)

Date:     MM     DD     YY

Party B: Jilin Datong Group Co., Ltd. (seal)

Legal Representative: (signature)

Date:     MM     DD     YY